Joint Filing Agreement

This will confirm the agreement as of February 3, 2009, by and among all the undersigned that the Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, $0.001 par value per share, of MAKO Surgical Corp, a Delaware corporation, is being filed on behalf of each of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.  The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Lumira Capital I Limited Partnership, by its General Partner, Lumira Capital I (GP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

Lumira Capital I (GP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

Lumira Capital I Quebec Limited Partnership, by its General Partner, Lumira Capital I (QGP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

Lumira Capital I (QGP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

MLII Co-Investment Fund NC Limited Partnership, by its General Partner, MLII (NCGP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

MLII (NCGP) Inc.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President & Secretary

Lumira Capital Corp.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President, Legal & Secretary

Lumira Capital Management Corp.

By:	/s/ Stephen Cummings	By:	/s/ Graysanne Bedell
Name:	Stephen Cummings	Name:	Graysanne Bedell
Title:	Chief Financial Officer	Title:	Vice-President, Legal & Secretary